Exhibit 99.1

[Published CUSIP Number: ____]
$325,000,000
TERM LOAN AGREEMENT
Dated as of March 27, 2007
among
LEVI STRAUSS & CO.,
as the Borrower,
the Lenders From Time to Time Party Hereto
and
BANK OF AMERICA, N.A.,
as Administrative Agent

BANC OF AMERICA SECURITIES LLC and
GOLDMAN SACHS CREDIT PARTNERS L.P.,
as Joint Lead Arrangers and Joint Bookrunning Managers,
and
GOLDMAN SACHS CREDIT PARTNERS L.P.,
as Syndication Agent

i

SCHEDULES

2.01	Commitments and Applicable Percentages
5.03	Subsidiaries
5.06	Litigation
5.09	ERISA Compliance
10.02	Administrative Agent’s Office, Certain Addresses for Notices
10.06	Processing and Recordation Fees

EXHIBITS

Form of

A	Committed Loan Notice
B	Note
C	Assignment and Assumption
D-1	Opinion of General Counsel of the Borrower
D-2	Opinion of Shearman & Sterling LLP, Counsel to the Borrower

TERM LOAN AGREEMENT
          This TERM LOAN AGREEMENT is entered into as of March 27, 2007, among LEVI STRAUSS & CO., a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent.
PRELIMINARY STATEMENTS:
          The Borrower has requested that the Lenders provide a term loan facility, the proceeds of which the Borrower will use, together with cash on hand, to redeem or otherwise repurchase the Borrower’s Floating Rate Senior Notes due 2012 (the “2012 Notes”) and to pay fees and expenses incurred in connection therewith (the “2012 Notes Refinancing”), and the Lenders have indicated their willingness to lend on the terms and subject to the conditions set forth herein.
          In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
          1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
          “Additional Assets” means:
     (a) any Property (other than cash, cash equivalents, securities and inventory) to be owned by the Borrower or any Restricted Subsidiary and used in a Related Business; or
     (b) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of that Capital Stock by the Borrower or another Restricted Subsidiary from any Person other than the Borrower or an Affiliate of the Borrower; provided that, in the case of this clause (b), the Restricted Subsidiary is primarily engaged in a Related Business.
          “Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
          “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.
          “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
          “Affiliate” of any specified Person means:

          (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with that specified Person, or
          (b) any other Person who is a director or officer of that specified Person.
          For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of Sections 7.04 and 7.06 and the definition of “Additional Assets” only, “Affiliate” shall also mean any Beneficial Owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Borrower or of rights or warrants to purchase that Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any Beneficial Owner pursuant to the first sentence hereof.
          “Affiliate Transactions” has the meaning specified in Section 7.06.
          “Agent Parties” has the meaning specified in Section 10.02(c).
          “Aggregate Commitments” means the Commitments of all the Lenders.
          “Agreement” means this Term Loan Agreement.
          “Allocable Excess Proceeds” has the meaning specified in Section 7.04(c).
          “Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Facility represented by (i) on or prior to the Closing Date, such Lender’s Commitment at such time and (ii) thereafter, the principal amount of such Lender’s Loans at such time. The initial Applicable Percentage of each Lender in respect of the Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
          “Applicable Rate” means 1.25% per annum for Base Rate Loans and 2.25% per annum for Eurodollar Rate Loans.
          “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
          “Asset Sale” means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Borrower or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of
     (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares),

     (b) all or substantially all the assets of any division or line of business of the Borrower or any Restricted Subsidiary, or
     (c) any other assets of the Borrower or any Restricted Subsidiary outside of the ordinary course of business of the Borrower or such Restricted Subsidiary, other than, in the case of clause (a), (b) or (c) above,
     (1) any disposition by a Restricted Subsidiary to the Borrower or by the Borrower or a Restricted Subsidiary to a Restricted Subsidiary,
     (2) any disposition that constitutes a Permitted Investment or Restricted Payment permitted by Section 7.02,
     (3) any disposition effected in compliance with the first paragraph in Section 7.09,
     (4) a sale of accounts receivables and related assets of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Entity,
     (5) a transfer of accounts receivables and related assets of the type specified in the definition of “Qualified Receivables Transaction” (or a fractional undivided interest therein) by a Receivables Entity in connection with a Qualified Receivables Transaction,
     (6) a transfer of accounts receivable of the type specified in the definition of “Credit Facilities” that is permitted under clause (b) of the second paragraph of Section 7.01, and
     (7) any disposition that does not (together with all related dispositions) involve assets having a Fair Market Value or consideration in excess of $1.0 million.
          “Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
          “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit C or any other form approved by the Administrative Agent.
          “Attorney Costs” means all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Administrative Agent and the allocated costs and expenses of internal legal services of the Administrative Agent.
          “Attributable Indebtedness” in respect of a Sale and Leaseback Transaction means, at any date of determination,

     (a) if the Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Indebtedness represented thereby according to the definition of “Capital Lease Obligation”, and
     (b) in all other instances, the greater of:
     (1) the Fair Market Value of the Property subject to the Sale and Leaseback Transaction, and
     (2) the present value (discounted at the interest rate borne by the Loans, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in the Sale and Leaseback Transaction (including any period for which the lease has been extended).
          “Average Life” means, as of any date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:
     (a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of that Indebtedness or redemption or similar payment with respect to that Preferred Stock multiplied by the amount of the payment by
     (b) the sum of all payments of this kind.
          “Bank of America” means Bank of America, N.A. and its successors.
          “Bankruptcy Law” has the meaning specified in Section 8.01.
          “Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
          “Base Rate Loan” means a Loan that bears interest based on the Base Rate.
          “Beneficial Owner” means a beneficial owner as defined in Rule 13d-3 under the Exchange Act, except that:
     (a) a Person will be deemed to be the Beneficial Owner of all shares that the Person has the right to acquire, whether that right is exercisable immediately or only after the passage of time,

     (b) for purposes of clause (a) of the definition of “Change of Control”, Permitted Holders will be deemed to be the Beneficial Owners of any Voting Stock of a corporation or other legal entity held by any other corporation or other legal entity so long as the Permitted Holders Beneficially Own, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of that corporation or other legal entity, and
     (c) for purposes of clause (b) of the definition of “Change of Control”, any “person” or “group” (as those terms are defined in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, shall be deemed to be the Beneficial Owners of any Voting Stock of a corporation or other legal entity held by any other corporation or legal entity (“the parent corporation”), so long as that person or group Beneficially Owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of that parent corporation.
          The term “Beneficially Own” shall have a corresponding meaning.
          “Board of Directors” means the Board of Directors of the Borrower (or, in the case of clause (b) of the first paragraph of Section 7.06, the applicable Restricted Subsidiary) or any committee thereof duly authorized to act on behalf of such Board.
          “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Borrower to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.
          “Borrower” has the meaning specified in the introductory paragraph hereto.
          “Borrower Materials” has the meaning specified in Section 6.02.
          “Borrowing” means the borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
          “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
          “Capital Lease Obligation” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Indebtedness represented by that obligation shall be the capitalized amount of the obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under that lease prior to the first date upon which that lease may be terminated by the lessee without payment of a penalty. For purposes of

Section 7.03, a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.
          “Capital Stock” means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in that Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into that equity interest.
          “Capital Stock Sale Proceeds” means the aggregate cash proceeds received by the Borrower from the issuance or sale (other than to a Subsidiary of the Borrower or an employee stock ownership plan or trust established by the Borrower or the Subsidiary for the benefit of their employees) by the Borrower of its Capital Stock (other than Disqualified Stock) after the Closing Date, net of attorneys’ fees, accountants’ fees, initial purchasers’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with the issuance or sale and net of taxes paid or payable as a result thereof.
          “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.
          “Change of Control” means the occurrence of any of the following events:
     (a) prior to the first Public Equity Offering that results in a Public Market, the Permitted Holders cease to be the Beneficial Owners, directly or indirectly, of a majority of the total voting power of the Voting Stock of the Borrower, whether as a result of the issuance of securities of the Borrower, any merger, consolidation, liquidation or dissolution of the Borrower, any direct or indirect transfer of securities by the Permitted Holders or otherwise; or
     (b) on or after the first Public Equity Offering that results in a Public Market, if any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of 35% or more of the total voting power of the Voting Stock of the Borrower; provided that the Permitted Holders are the Beneficial Owners, directly or indirectly, in the aggregate of a lesser percentage of the total voting power of the Voting Stock of the Borrower than that other person or group; and provided further that the provisions of this clause (b) will not apply to Voting Trustees serving in that capacity under the Voting Trust Agreement; or
     (c) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Borrower and the

Restricted Subsidiaries, considered as a whole (other than a disposition of assets as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary or one or more Permitted Holders) shall have occurred, or the Borrower merges, consolidates or amalgamates with or into any other Person (other than one or more Permitted Holders) or any other Person (other than one or more Permitted Holders) merges, consolidates or amalgamates with or into the Borrower, in any event pursuant to a transaction in which the outstanding Voting Stock of the Borrower is reclassified into or exchanged for cash, securities or other Property, other than a transaction where:
     (1) the outstanding Voting Stock of the Borrower is reclassified into or exchanged for other Voting Stock of the Borrower or for Voting Stock of the surviving corporation or transferee, and
     (2) the holders of the Voting Stock of the Borrower immediately prior to the transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Borrower or the surviving corporation or transferee immediately after the transaction and in substantially the same proportion as before the transaction; or
     (d) during any period of two consecutive years, individuals who at the beginning of that period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Borrower was approved by a vote of not less than three-fourths of the directors then still in office who were either directors at the beginning of that period or whose election or nomination for election was previously so approved or by a vote of the Voting Trustees pursuant to the terms of the Voting Trust Agreement) cease for any reason to constitute a majority of the Board of Directors then in office; or
     (e) the shareholders of the Borrower shall have approved any plan of liquidation or dissolution of the Borrower.
          “Change of Control Offer” has the meaning specified in Section 2.03(b)(i).
          “Change of Control Prepayment Amount” has the meaning specified in Section 2.03(b)(i).
          “Change of Control Prepayment Date” has the meaning specified in Section 2.03(b)(ii).
          “Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Commitment” means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
          “Committed Loan Notice” means a notice of (a) the Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.
          “Commodity Price Protection Agreement” means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect that Person against fluctuations in commodity prices.
          “Consolidated Current Liabilities” means, as of any date of determination, the aggregate amount of liabilities of the Borrower and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating:
     (a) all intercompany items between the Borrower and any Restricted Subsidiary or between Restricted Subsidiaries, and
     (b) all current maturities of long-term Indebtedness.
          “Consolidated Fixed Charges” means, for any period, the total interest expense (net of interest income) of the Borrower and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Borrower or its Restricted Subsidiaries,
     (a) interest expense attributable to leases constituting part of a Sale and Leaseback Transaction and to Capital Lease Obligations,
     (b) amortization of debt discount and debt issuance cost, including commitment fees,
     (c) capitalized interest,
     (d) non-cash interest expense,
     (e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing,
     (f) net costs associated with Interest Rate Agreements (including amortization of fees),
     (g) Disqualified Stock Dividends,
     (h) Preferred Stock Dividends,

     (i) interest Incurred in connection with Investments in discontinued operations,
     (j) interest accruing on any Indebtedness of any other Person to the extent that Indebtedness is Guaranteed by the Borrower or any Restricted Subsidiary, and
     (k) the cash contributions to any employee stock ownership plan or similar trust to the extent those contributions are used by the plan or trust to pay interest or fees to any Person (other than the Borrower) in connection with Indebtedness Incurred by the plan or trust.
Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction (including, without limitation, any Qualified Receivables Transaction) pursuant to which the Borrower or any Subsidiary of the Borrower may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets of the type specified in the definition of “Qualified Receivables Transaction” shall be included in Consolidated Fixed Charges.
          “Consolidated Fixed Charges Coverage Ratio” means, as of any date of determination, the ratio of:
     (a) the aggregate amount of EBITDA for the most recent four consecutive fiscal quarters ending at least 45 days prior to such determination date to
     (b) Consolidated Fixed Charges for those four fiscal quarters;
provided that:
          (1) if
     (A) since the beginning of that period the Borrower or any Restricted Subsidiary has Incurred any Indebtedness that remains outstanding or Repaid any Indebtedness, or
     (B) the transaction giving rise to the need to calculate the Consolidated Fixed Charges Coverage Ratio involves an Incurrence or Repayment of Indebtedness,
Consolidated Fixed Charges for that period shall be calculated after giving effect on a pro forma basis to that Incurrence or Repayment as if the Indebtedness was Incurred or Repaid on the first day of that period, provided that in the event of any Repayment of Indebtedness, EBITDA for that period shall be calculated as if the Borrower or such Restricted Subsidiary had not earned any interest income actually earned during such period in respect of the funds used to Repay such Indebtedness, and

          (2) if
     (A) since the beginning of that period the Borrower or any Restricted Subsidiary shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business,
     (B) the transaction giving rise to the need to calculate the Consolidated Fixed Charges Coverage Ratio involves an Asset Sale, Investment or acquisition, or
     (C) since the beginning of that period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Borrower or any Restricted Subsidiary since the beginning of that period) shall have made such an Asset Sale, Investment or acquisition,
EBITDA for that period shall be calculated after giving pro forma effect to the Asset Sale, Investment or acquisition as if the Asset Sale, Investment or acquisition occurred on the first day of that period.
If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on that Indebtedness shall be calculated as if the base interest rate in effect for the floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to that Indebtedness if the applicable Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary is sold during the period, the Borrower shall be deemed, for purposes of clause (1) above, to have Repaid during that period the Indebtedness of that Restricted Subsidiary to the extent the Borrower and its continuing Restricted Subsidiaries are no longer liable for that Indebtedness after the sale.
          “Consolidated Net Income” means, for any period, the net income (loss) of the Borrower and its consolidated Subsidiaries; provided that there shall not be included in such Consolidated Net Income:
     (a) any net income (loss) of any Person (other than the Borrower) if that Person is not a Restricted Subsidiary, except that:
     (1) subject to the exclusion contained in clause (d) below, the Borrower’s equity in the net income of any such Person for that period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by that Person during that period to the Borrower or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below), and

     (2) the Borrower’s equity in a net loss of that Person other than an Unrestricted Subsidiary for the specified period shall be included in determining such Consolidated Net Income,
     (b) for purposes of Section 7.02 only, any net income (loss) of any Person acquired by the Borrower or any of its consolidated Subsidiaries in a pooling of interests transaction for any period prior to the date of the acquisition,
     (c) any net income (loss) of any Restricted Subsidiary if the Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Borrower, except that:
     (1) subject to the exclusion contained in clause (d) below, the Borrower’s equity in the net income of the Restricted Subsidiary for the period shall be included in Consolidated Net Income up to the aggregate amount that would have been permitted at the date of determination to be dividended to the Borrower or another Restricted Subsidiary by that Restricted Subsidiary without prior approval by a third party (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees and orders applicable to that Restricted Subsidiary or its shareholders, during that period as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause), and
     (2) the Borrower’s equity in a net loss of the Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,
     (d) any gain (but not loss) realized upon the sale or other disposition of any Property of the Borrower or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business,
     (e) any extraordinary gain or loss,
     (f) the cumulative effect of a change in accounting principles,
     (g) any unrealized gains or losses of the Borrower or its consolidated Subsidiaries on any Hedging Obligations, and
     (h) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Borrower or any Restricted Subsidiary, provided that if any such shares, options or other rights are subsequently redeemed for Property other than Capital Stock of the Borrower that is not Disqualified Stock then the Fair Market Value of such Property shall be treated as a reduction in Consolidated Net Income during the period of such redemption.
Notwithstanding the foregoing, for purposes of Section 7.02 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Borrower or a Restricted Subsidiary to the extent the dividends, repayments or transfers increase the amount of Restricted Payments permitted under that Section pursuant to clause (c)(4) of the first paragraph thereof.
          “Consolidated Net Tangible Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Borrower and its consolidated Restricted Subsidiaries as the total assets (less accumulated depreciation, amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Borrower and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):
     (a) the excess of cost over fair market value of assets or businesses acquired;
     (b) any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of the Borrower immediately preceding the Closing Date as a result of a change in the method of valuation in accordance with GAAP;
     (c) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;
     (d) minority interests in consolidated Subsidiaries held by Persons other than the Borrower or any Restricted Subsidiary;
     (e) treasury stock;
     (f) cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and
     (g) Investments in and assets of Unrestricted Subsidiaries.
          “Credit Facilities” means, with respect to the Borrower or any Restricted Subsidiary, one or more debt or commercial paper facilities (including related Guarantees) with banks, investment banks, insurance companies, mutual funds or other institutional lenders (including the Existing Bank Credit Facility), providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to institutional lenders or to special purpose, bankruptcy remote entities formed to borrow from institutional lenders against those receivables or inventory) or trade or standby letters of credit, in each case together with any Refinancing thereof on any basis so long as such Refinancing constitutes Indebtedness; provided that in the case of a transaction in which any accounts receivable are sold, conveyed or otherwise transferred by the Borrower or any of its subsidiaries to another Person other than a Receivables Entity, then that transaction must satisfy the following three conditions:
     (a) if the transaction involves a transfer of accounts receivable with Fair Market Value equal to or greater than $25.0 million, the Board of Directors shall have determined in good faith that the transaction is economically fair and reasonable to the Borrower or the Subsidiary that sold, conveyed or transferred the accounts receivable,
     (b) the sale, conveyance or transfer of accounts receivable by the Borrower or the Subsidiary is made at Fair Market Value, and the financing terms, covenants, termination events and other provisions of the transaction shall be market terms (as determined in good faith by the Board of Directors).
          “Currency Exchange Protection Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect that Person against fluctuations in currency exchange rates.
          “Custodian” has the meaning specified in Section 8.01.
          “Debt Issuances” means, with respect to the Borrower or any Restricted Subsidiary, one or more issuances after the Closing Date of Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments.
          “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
          “Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate applicable to Base Rate Loans plus (c) 2% per annum; provided that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum.
          “Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.
          “Disqualified Stock” means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:
     (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,
     (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or
     (c) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Disqualified Stock, on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Maturity Date.

          “Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of the Borrower held by Persons other than a Wholly Owned Restricted Subsidiary. The amount of any dividend of this kind shall be equal to the quotient of the dividend divided by the difference between one and the maximum statutory Federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Borrower.
          “Dollar” and “$” mean lawful money of the United States.
          “EBITDA” means, for any period, an amount equal to, for the Borrower and its consolidated Restricted Subsidiaries:
          (a) the sum of Consolidated Net Income for that period, plus the following to the extent reducing Consolidated Net Income for that period:
     (1) the provision for taxes based on income or profits or utilized in computing net loss,
     (2) Consolidated Fixed Charges,
     (3) depreciation,
     (4) amortization of intangibles,
     (5) any other non-cash items (other than any non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), and
     (6) any one-time, non-recurring expenses relating to, or arising from, any closures of manufacturing facilities on or after the Closing Date, in each case incurred within 12 months after such closure, minus
     (b) all non-cash items increasing Consolidated Net Income for that period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period).
Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of that Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Borrower, directly or indirectly, by that Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees and orders applicable to that Restricted Subsidiary or its shareholders.
          “Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)) and is a commercial bank or other financial institution or a Fund.

          “Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
          “Equipment Financing Transaction” means any arrangement (together with any Refinancings thereof) with any Person pursuant to which the Borrower or any Restricted Subsidiary Incurs Indebtedness secured by a Lien on equipment or equipment related property of the Borrower or any Restricted Subsidiary.
          “ERISA” means the Employee Retirement Income Security Act of 1974.
          “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
          “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.
          “Eurodollar Rate” means, for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “Eurodollar Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

          “Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.
          “Event of Default” has the meaning specified in Section 8.01.
          “Excess Proceeds” has the meaning specified in Section 7.04(c).
          “Exchange Act” means the Securities Exchange act of 1934.
          “Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on or measured by its overall net income (however denominated), and franchise Taxes imposed on it (in lieu of net income Taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits Taxes imposed by the United States or any similar Tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 10.13), any withholding Tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.01(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 3.01(a).
          “Existing Bank Credit Facility” means the First Amended and Restated Credit Agreement dated as of May 18, 2006, among the Borrower and Levi Strauss Financial Center Corporation, as borrowers, the financial institutions named therein as lenders and Bank of America, as administrative agent.
          “Existing Policies” means (1) the Borrower’s estate tax repurchase policy under which the Borrower repurchases a portion of a deceased stockholder’s shares to generate funds for payment of estate taxes and (2) the Borrower’s valuation policy under which the Borrower obtains an annual valuation of the Borrower’s Voting Trust Certificates, as both policies exist at the Closing Date or as they may exist from time to time, provided that if either of these policies is materially amended after the Closing Date in a manner less favorable to the Borrower than the policy as existing on the Closing Date, then that amended policy shall be deemed not to be an Existing Policy.
          “Facility” means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Commitments at such time and (b) thereafter, the aggregate principal amount of the Loans of all Lenders outstanding at such time.
          “Fair Market Value” means, with respect to any Property, the price that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. For purposes of Sections 7.02 and 7.04 and the definitions of “Qualified Receivables

Transaction” and “Credit Facilities”, Fair Market Value shall be determined, except as otherwise provided,
     (a) if the Property has a Fair Market Value equal to or less than $25.0 million, by any Officer of the Borrower, or
     (b) if the Property has a Fair Market Value in excess of $25.0 million, by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 12 months of the relevant transaction, delivered to the Administrative Agent.
          “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
          “Fee Letter” means the letter agreement, dated February 28, 2007, among the Borrower, the Administrative Agent and the Lead Arrangers.
          “Foreign Government Scheme or Arrangement” has the meaning specified in Section 5.09(e).
          “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
          “Foreign Plan” has the meaning specified in Section 5.09(e).
          “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
          “Funded Current Liability Percentage” means “funded current liability percentage” within the meaning of Section 412(1)(8)(B) of the Code.
          “GAAP” means United States generally accepted accounting principles as in effect on the Measurement Date, including those set forth:
     (a) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

     (b) in the statements and pronouncements of the Financial Accounting Standards Board,
     (c) in other statements by another entity as approved by a significant segment of the accounting profession, and
     (d) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.
          “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
          “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of that Person:
     (a) to purchase or pay (or advance or supply funds for the purchase or payment of) the Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or
     (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);
provided that the term “Guarantee” shall not include:
     (1) endorsements for collection or deposit in the ordinary course of business, or
     (2) a contractual commitment by one Person to invest in another Person for so long as the Investment is reasonably expected to constitute a Permitted Investment under clause (a), (b) or (i) of the definition of “Permitted Investment”.
          The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.
          “Hazardous Substances” has the meaning specified in Section 10.04(b).

          “Hedging Obligation” of any Person means any obligation of that Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.
          “Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of that Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any Indebtedness or obligation on the balance sheet of that Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of that Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be deemed an Incurrence of that Indebtedness; provided further that any Indebtedness or other obligations of a Person existing at the time the Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by that Subsidiary at the time it becomes a Subsidiary; and provided further that solely for purposes of determining compliance with Section 7.01, amortization of debt discount or premium shall not be deemed to be the Incurrence of Indebtedness, provided that in the case of Indebtedness sold at a discount or at a premium, the amount of the Indebtedness Incurred shall at all times be the aggregate principal amount at Stated Maturity.
          “Indebtedness” means, with respect to any Person on any date of determination (without duplication):
     (a) the principal of and premium (if any) in respect of:
     (1) debt of the Person for money borrowed, and
     (2) debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Person is responsible or liable;
     (b) all Capital Lease Obligations of the Person and all Attributable Indebtedness in respect of Sale and Leaseback Transactions entered into by the Person;
     (c) all obligations of the Person issued or assumed as the deferred purchase price of Property, all conditional sale obligations of the Person and all obligations of the Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);
     (d) all obligations of the Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a) through (c) above) entered into in the ordinary course of business of the Person to the extent those letters of credit are not drawn upon or, if and to the extent drawn upon, the drawing is reimbursed no later than the third Business Day following receipt by the Person of a demand for reimbursement following payment on the letter of credit);

     (e) the amount of all obligations of the Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of the Person, any Preferred Stock (but excluding, in each case, any accrued dividends);
     (f) all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, the Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;
     (g) all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any Property of the Person (whether or not such obligation is assumed by the Person), the amount of such obligation being deemed to be the lesser of the value of that Property or the amount of the obligation so secured; and
     (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.
The amount of Indebtedness of any Person at any date shall be the outstanding balance at that date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at that date. The amount of Indebtedness represented by a Hedging Obligation shall be equal to:
     (1) zero if the Hedging Obligation has been Incurred pursuant to clause (e), (f) or (g) of the second paragraph of Section 7.01, or
     (2) if the Hedging Obligation is not Incurred pursuant to clause (e), (f) or (g) of the second paragraph of Section 7.01, then 105% of the aggregate net amount, if any, that would then be payable by the Borrower and any Restricted Subsidiary on a per counter-party basis pursuant to Section 6(e) of the ISDA Master Agreement (Multicurrency-Cross Border) in the form published by the International Swaps and Derivatives Association in 1992 (the “ISDA Form”), as if the date of determination were a date that constitutes or is substantially equivalent to an Early Termination Date, as defined in the ISDA Form, with respect to all transactions governed by the ISDA Form, plus the equivalent amount under the terms of any other Hedging Obligations that are not Incurred pursuant to clause (e), (f) or (g) of the second paragraph of Section 7.01, each such amount to be estimated in good faith by the Borrower.
          “Indemnified Liabilities” has the meaning specified in Section 10.04(b).
          “Indemnified Taxes” means Taxes other than Excluded Taxes.
          “Indemnitees” has the meaning specified in Section 10.04(b).
          “Information” has the meaning specified in Section 10.07.
          “Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan the last Business Day of each February, May, August and November and the Maturity Date.
          “Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months (or, if consented to by all Lenders, nine or twelve months) thereafter, as selected by the Borrower in its Committed Loan Notice ; provided that:
     (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
     (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
     (c) no Interest Period shall extend beyond the Maturity Date.
          “Interest Rate Agreement” means, for any Person, any interest rate swap agreement, interest rate option agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates.
          “Investment” by any Person means any direct or indirect loan (other than advances to customers and suppliers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of that Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by, any other Person. For purposes of Section 7.02, Section 7.07 and the definition of “Restricted Payment”, Investment shall include the portion (proportionate to the Borrower’s equity interest in the Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Borrower at the time that the Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of that Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have a permanent Investment in an Unrestricted Subsidiary of an amount (if positive) equal to:
     (a) the Borrower’s Investment in that Subsidiary at the time of such redesignation, less
     (b) the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of that Subsidiary at the time of such redesignation.

     (c) In determining the amount of any Investment made by transfer of any Property other than cash, the Property shall be valued at its Fair Market Value at the time of the Investment.
          “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.
          “IRS” means the United States Internal Revenue Service.
          “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
          “Lead Arrangers” means Banc of America Securities LLC and Goldman Sachs Credit Partners L.P., in their capacity as joint lead arranger and bookrunning managers.
          “Lender” has the meaning specified in the introductory paragraph hereto.
          “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
          “Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to that Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).
          “Loan” means a term loan made by a Lender to the Borrower pursuant to Section 2.01.
          “Loan Documents” means, collectively, (a) this Agreement, (b) the Notes and (c) the Fee Letter.
          “Margin Stock” means “margin stock” as such term is defined in Regulation T, U or X of the Federal Reserve Board.
          “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, properties or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Borrower to perform its obligations under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Loan Document.
          “Maturity Date” means the date that is seven years following the Closing Date; provided that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
          “Measurement Date” means March 11, 2005.
          “Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
          “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
          “Net Available Cash” from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the Property that is the subject of that Asset Sale or received in any other non-cash form), in each case net of:
     (a) all legal, title and recording tax expenses, commissions and other fees (including, without limitation, brokers’ or investment bankers’ commissions or fees) and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of the Asset Sale,
     (b) all payments made on any Indebtedness that is secured by any Property subject to the Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to that Property, or which must by its terms, or in order to obtain a necessary consent to the Asset Sale, or by applicable law, be repaid out of the proceeds from the Asset Sale,
     (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of the Asset Sale, and
     (d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed in the Asset Sale and retained by the Borrower or any Restricted Subsidiary after the Asset Sale.
          “Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B.
          “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document or otherwise with respect to any

Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Bankruptcy Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
          “Officer” means the chief executive officer, the president, the chief financial officer, the principal accounting officer, the treasurer or the assistant treasurer of the Borrower.
          “Officers’ Certificate” means a certificate signed by two Officers of the Borrower, at least one of whom shall be the chief executive officer, chief financial officer or the principal accounting officer of the Borrower, and delivered to the Administrative Agent.
          “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Administrative Agent. The counsel may be an employee of or counsel to the Borrower or the Administrative Agent.
          “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
          “Other Taxes” means all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
          “Participant” has the meaning specified in Section 10.06(d).
          “Patriot Act” has the meaning specified in Section 10.17.
          “PBGC” means the Pension Benefit Guaranty Corporation.
          “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
          “Permitted Holders” means the holders of Voting Stock as of the Closing Date, together with any Voting Trustee and any Person who is a “Permitted Transferee” of the holders,

as that term is defined in the Stockholders Agreement dated as of April 15, 1996, between the Borrower and the stockholders of the Borrower party thereto as that Stockholders Agreement was in effect on the Closing Date, except that transferees pursuant to Section 2.2(a)(x) of that Stockholders Agreement shall not be deemed to be Permitted Transferees for purposes of this Agreement.
          “Permitted Indebtedness” has the meaning specified in Section 7.01.
          “Permitted Investment” means any Investment by the Borrower or a Restricted Subsidiary in:
     (a) any Restricted Subsidiary or any Person that will, upon the making of such Investment, become a Restricted Subsidiary, provided that the primary business of the Restricted Subsidiary is a Related Business;
     (b) any Person if as a result of the Investment that Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, the Borrower or a Restricted Subsidiary, provided that the Person’s primary business is a Related Business;
     (c) Temporary Cash Investments;
     (d) receivables owing to the Borrower or a Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that those trade terms may include such concessionary trade terms as the Borrower or the Restricted Subsidiary deems reasonable under the circumstances;
     (e) payroll, travel and similar advances to cover matters that are expected at the time of those advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
     (f) loans and advances to employees made in the ordinary course of business in compliance with applicable laws and consistent with past practices of the Borrower or the applicable Restricted Subsidiary, as the case may be, provided that those loans and advances do not exceed $5.0 million at any one time outstanding;
     (g) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Borrower or a Restricted Subsidiary or in satisfaction of judgments;
     (h) any Person to the extent the Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 7.04;
     (i) a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction, including Investments of funds held in accounts permitted or required by the arrangements governing that Qualified Receivables Transaction or any related Indebtedness; provided that any Investment in a Receivables Entity is in the form of a purchase money note, contribution of additional receivables or an equity interest;
     (j) customers or suppliers of the Borrower or any of its subsidiaries in the form of extensions of credit or transfers of property, to the extent otherwise constituting an Investment, and in the ordinary course of business and any Investments received in the ordinary course of business in satisfaction or partial satisfaction thereof;
     (k) any Person if the Investments are outstanding on the Closing Date and not otherwise described in clauses (a) through (j) above;
     (l) any securities, derivative instruments or other Investments of any kind that are acquired and held for the benefit of the Borrower’s employees in the ordinary course of business pursuant to deferred compensation plans or arrangements approved by the Board of Directors; provided that (i) the amount of such Investment represents funds paid or payable in respect of deferred compensation previously included as an expense in the calculation of Consolidated Net Income (and not excluded pursuant to clause (h) of the definition of Consolidated Net Income), and (ii) the terms of such Investment shall not require any additional Investment by the Borrower or any Restricted Subsidiary; and
     (m) any Person made for Fair Market Value that does not exceed $100.0 million outstanding at any one time in the aggregate.
          “Permitted Liens” means:
     (a) Liens (including, without limitation and to the extent constituting a Lien, negative pledges) to secure Indebtedness permitted to be Incurred under clause (b) of the second paragraph of Section 7.01, regardless of whether the Borrower and the Restricted Subsidiaries are actually subject to the covenant contained in Section 7.01 at the time the Lien is Incurred;
     (b) Liens for taxes, assessments or governmental charges or levies on the Property of the Borrower or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;
     (c) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, on the Property of the Borrower or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;
     (d) Liens on the Property of the Borrower or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, including banker’s liens and rights of set-off, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Borrower and the Restricted Subsidiaries taken as a whole;
     (e) Liens on Property at the time the Borrower or any Restricted Subsidiary acquired the Property, including any acquisition by means of a merger or consolidation with or into the Borrower or any Restricted Subsidiary; provided that any Lien of this kind may not extend to any other Property of the Borrower or any Restricted Subsidiary; provided further that the Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which the Property was acquired by the Borrower or any Restricted Subsidiary;
     (f) Liens on the Property of a Person at the time that Person becomes a Restricted Subsidiary; provided that any Lien of this kind may not extend to any other Property of the Borrower or any other Restricted Subsidiary that is not a direct Subsidiary of that Person; provided that the Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which the Person became a Restricted Subsidiary;
     (g) pledges or deposits by the Borrower or any Restricted Subsidiary under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Borrower or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Borrower or any Restricted Subsidiary, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;
     (h) Liens (including, without limitation and to the extent constituting Liens, negative pledges), assignments and pledges of rights to receive premiums, interest or loss payments or otherwise arising in connection with worker’s compensation loss portfolio transfer insurance transactions or any insurance or reinsurance agreements pertaining to losses covered by insurance, and Liens (including, without limitation and to the extent constituting Liens, negative pledges) in favor of insurers or reinsurers on pledges or deposits by the Borrower or any Restricted Subsidiary under workmen’s compensation laws, unemployment insurance laws or similar legislation;
     (i) utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;
     (j) Liens arising out of judgments or awards against the Borrower or a Restricted Subsidiary with respect to which the Borrower or the Restricted Subsidiary shall then be proceeding with an appeal or other proceeding for review;

     (k) Liens in favor of surety bonds or letters of credit issued pursuant to the request of and for the account of the Borrower or a Restricted Subsidiary in the ordinary course of its business, provided that these letters of credit do not constitute Indebtedness;
     (l) leases or subleases of real property granted by the Borrower or a Restricted Subsidiary to any other Person in the ordinary course of business and not materially impairing the use of the real property in the operation of the business of the Borrower or the Restricted Subsidiary;
     (m) Liens (including, without limitation and to the extent constituting Liens, negative pledges) on intellectual property arising from intellectual property licenses entered into in the ordinary course of business;
     (n) Liens or negative pledges attaching to or related to joint ventures engaged in a Related Business, restricting Liens on interests in those joint ventures;
     (o) Liens existing on the Closing Date not otherwise described in clauses (a) through (n) above;
     (p) Liens not otherwise described in clauses (a) through (o) above on the Property of any Restricted Subsidiary to secure any Indebtedness permitted to be Incurred by the Restricted Subsidiary pursuant to Section 7.01;
     (q) Liens on the Property of the Borrower or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Indebtedness secured by Liens referred to in clause (d), (e), (f), (j) or (k) above; provided that any Lien of this kind shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property) and the aggregate principal amount of Indebtedness that is secured by the Lien shall not be increased to an amount greater than the sum of:
     (1) the outstanding principal amount, or, if greater, the committed amount, of the Indebtedness secured by Liens described under clause (d), (e), (f), (j) or (k) above, as the case may be, at the time the original Lien became a Permitted Lien under this Agreement, and
     (2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Borrower or the Restricted Subsidiary in connection with the Refinancing;
     (r) Liens not otherwise permitted by clauses (a) through (q) above that are Liens permitted by the Existing Bank Credit Facility as it exists on the Closing Date;
     (s) Liens on cash or Temporary Cash Investments held as proceeds of Permitted Refinancing Indebtedness pending the payment, purchase, defeasance or other retirement of the Indebtedness being Refinanced; and

     (t) Liens not otherwise permitted by clauses (a) through (s) above encumbering assets having an aggregate Fair Market Value not in excess of 5.0% of Consolidated Net Tangible Assets, as determined based on the consolidated balance sheet of the Borrower as of the end of the most recent fiscal quarter ending at least 45 days prior to the date the Lien shall be Incurred.
          “Permitted Refinancing Indebtedness” means any Indebtedness that Refinances any other Indebtedness, including any successive Refinancings, so long as:
     (a) the new Indebtedness is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:
     (1) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced, and
     (2) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to the Refinancing,
     (b) the Average Life of the new Indebtedness is equal to or greater than the Average Life of the Indebtedness being Refinanced,
     (c) the Stated Maturity of the new Indebtedness is no earlier than the Stated Maturity of the Indebtedness being Refinanced, and
     (d) the new Indebtedness shall not be senior in right of payment to the Indebtedness that is being Refinanced;
provided that Permitted Refinancing Indebtedness shall not include:
     (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Borrower or
     (y) Indebtedness of the Borrower or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.
          “Person” means any natural person, corporation, company (including any limited liability company), trust, joint venture, association, partnership, Governmental Authority or other entity.
          “Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
          “Platform” has the meaning specified in Section 6.02.
          “Preferred Stock” means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of that Person, over shares of any other class of Capital Stock issued by that Person.
          “Preferred Stock Dividends” means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Borrower or a Wholly Owned Restricted Subsidiary. The amount of any dividend of this kind shall be equal to the quotient of the dividend divided by the difference between one and the maximum statutory Federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of the Preferred Stock.
          “Prepayment Date” has the meaning specified in Section 7.04(d).
          “Prepayment Offer” has the meaning specified in Section 7.04(c).
          “principal” of any Indebtedness (including the Loans) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.
          “pro forma” means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent registered public accounting firm of the Borrower, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent registered public accounting firm of the Borrower, as the case may be.
          “Property” means, with respect to any Person, any interest of that Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Agreement, the value of any Property shall be its Fair Market Value.
          “Public Equity Offering” means an underwritten public offering of common stock of the Borrower pursuant to an effective registration statement under the Securities Act.
          “Public Lender” has the meaning specified in Section 6.02(b).
          “Public Market” means any time after:
     (a) a Public Equity Offering has been consummated, and
     (b) at least 15% of the total issued and outstanding common stock of the Borrower has been distributed by means of an effective registration statement under the Securities Act.
          “Purchase Money Indebtedness” means Indebtedness:
     (a) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of the Indebtedness does not exceed the anticipated useful life of the Property being financed, and
     (b) Incurred to finance the acquisition, construction or lease by the Borrower or a Restricted Subsidiary of the Property, including additions and improvements thereto;
provided that the Indebtedness is Incurred within 180 days after the acquisition, construction or lease of the Property by the Borrower or Restricted Subsidiary.
          “Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to:
     (a) a Receivables Entity (in the case of a transfer by the Borrower or any of its Subsidiaries) and
     (b) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Borrower or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing those accounts receivable, all contracts and all Guarantees or other obligations in respect of those accounts receivable, proceeds of those accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided that:
     (1) if the transaction involves a transfer of accounts receivable with Fair Market Value equal to or greater than $25.0 million, the Board of Directors shall have determined in good faith that the Qualified Receivables Transaction is economically fair and reasonable to the Borrower and the Receivables Entity,
     (2) all sales of accounts receivable and related assets to or by the Receivables Entity are made at Fair Market Value, and
     (3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Board of Directors).
          The grant of a security interest in any accounts receivable of the Borrower or any of its Restricted Subsidiaries to secure the Credit Facilities shall not be deemed a Qualified Receivables Transaction.
          “Rating Agencies” mean Moody’s and S&P.
          “Real Estate Financing Transaction” means any arrangement with any Person pursuant to which the Borrower or any Restricted Subsidiary Incurs Indebtedness secured by a Lien on real property of the Borrower or any Restricted Subsidiary and related personal property together with any Refinancings thereof.

          “Receivables Entity” means a Wholly Owned Subsidiary of the Borrower (or another Person formed for the purposes of engaging in a Qualified Receivables Transaction with the Borrower in which the Borrower or any Subsidiary of the Borrower makes an Investment and to which the Borrower or any Subsidiary of the Borrower transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Borrower and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to that business, and (with respect to any Receivables Entity formed after the Closing Date) which is designated by the Board of Directors (as provided below) as a Receivables Entity and
     (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which
     (1) is Guaranteed by the Borrower or any Subsidiary of the Borrower (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings),
     (2) is recourse to or obligates the Borrower or any Subsidiary of the Borrower in any way other than pursuant to Standard Securitization Undertakings, or
     (3) subjects any property or asset of the Borrower or any Subsidiary of the Borrower, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;
     (b) with which neither the Borrower nor any Subsidiary of the Borrower has any material contract, agreement, arrangement or understanding other than on terms which the Borrower reasonably believes to be no less favorable to the Borrower or the Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower; and
     (c) to which neither the Borrower nor any Subsidiary of the Borrower has any obligation to maintain or preserve the entity’s financial condition or cause the entity to achieve certain levels of operating results other than pursuant to Standard Securitization Undertakings.
          Any designation of this kind by the Board of Directors shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the Board of Directors giving effect to the designation and an Officers’ Certificate certifying that the designation complied with the foregoing conditions.
          “Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Indebtedness, in exchange or replacement for, that Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.
          “Register” has the meaning specified in Section 10.06(c).

          “Related Business” means any business that is related, ancillary or complementary to the businesses of the Borrower and the Restricted Subsidiaries on the Closing Date.
          “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
          “Repay” means, in respect of any Indebtedness, to repay, prepay, repurchase, redeem, legally defease or otherwise retire that Indebtedness. “Repayment” and “Repaid” shall have correlative meanings. For purposes of Sections 7.01 and 7.04 and the definition of “Consolidated Fixed Charges Coverage Ratio”, Indebtedness shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.
          “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than any such event for which the 30 day notice requirement under ERISA has been waived in regulations issued by the PBGC.
          “Request for Borrowing” means with respect to the Borrowing, a conversion or a continuation of Loans, a Committed Loan Notice.
          “Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the Facility; provided that the portion of the Facility held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
          “Requirement of Law” means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.
          “Responsible Officer” means an Officer and any other officer or employee of the Borrower so designated by any of the foregoing officers in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.
          “Restricted Payment” means:
     (a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Borrower or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into the Borrower or any Restricted Subsidiary), except for any dividend or distribution that is made to the Borrower or the parent of the Restricted Subsidiary or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Borrower;

     (b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Borrower or any Restricted Subsidiary (other than from the Borrower or a Restricted Subsidiary) or any securities exchangeable for or convertible into Capital Stock of the Borrower or any Restricted Subsidiary, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Borrower that is not Disqualified Stock);
     (c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition);
     (d) any Investment (other than Permitted Investments) in any Person; or
     (e) the issuance, sale or other disposition of Capital Stock of any Restricted Subsidiary to a Person other than the Borrower or another Restricted Subsidiary if the result thereof is that the Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of the “Restricted Payment” shall be the Fair Market Value of the remaining interest, if any, in the former Restricted Subsidiary held by the Borrower and the other Restricted Subsidiaries.
          “Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.
          “S&P” means Standard & Poor’s Ratings Service or any successor to the rating agency business thereof.
          “Sale and Leaseback Transaction” means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Borrower or a Restricted Subsidiary transfers that Property to another Person and the Borrower or a Restricted Subsidiary leases it from that other Person together with any Refinancings thereof.
          “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
          “Securities Act” means the Securities Act of 1933.
          “Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Borrower within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.
          “Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary of the Borrower which are customary in an accounts receivable securitization transaction involving a comparable company.

          “Stated Maturity” means, with respect to any security, the date specified in the security as the fixed date on which the payment of principal of the security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of the security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless that contingency has occurred).
          “Subordinated Obligation” means any Indebtedness of the Borrower (whether outstanding on the Measurement Date or thereafter Incurred) that is subordinate or junior in right of payment to the Loans pursuant to a written agreement to that effect.
          “Subsidiary” means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:
     (a) that Person,
     (b) that Person and one or more Subsidiaries of that Person, or
     (c) one or more Subsidiaries of that Person.
          “Surviving Corporation” has the meaning specified in Section 7.09.
          “Suspended Covenants” has the meaning specified in Section 7.10.
          “Syndication Agent” means Goldman Sachs Credit Partners L.P., in its capacity as the syndication agent in respect of the Facility.
          “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
          “Temporary Cash Investments” means any of the following:
     (a) Investments in U.S. Government Obligations maturing within 365 days of the date of acquisition thereof;
     (b) Investments in time deposit accounts, banker’s acceptances, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500.0 million or issued by a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development having total assets in excess of $500.0 million (or its foreign currency equivalent at the time), and in any case whose long-term debt is rated “A-3” or “A-” or higher according to Moody’s or S&P (or a similar equivalent rating by at least one

“nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act));
     (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with:
     (1) a bank meeting the qualifications described in clause (b) above, or
     (2) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;
     (d) Investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any other country that is a member of the Organization for Economic Cooperation and Development, and in any case with a rating at the time as of which any Investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P (or a similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act); and
     (e) direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer’s option, provided that:
     (1) the long-term debt of the state is rated “A-3” or “A-” or higher according to Moody’s or S&P (or a similar equivalent rating by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act)), and
     (2) the obligations mature within 180 days of the date of acquisition thereof.
          “2012 Notes” has the meaning specified in the Preliminary Statements.
          “2012 Notes Refinancing” has the meaning specified in the Preliminary Statements.
          “Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.
          “United States” and “U.S.” mean the United States of America.
          “Unrestricted Subsidiary” means (a) any Subsidiary of the Borrower that is designated after the Closing Date as an Unrestricted Subsidiary as permitted or required pursuant to Section 7.07 and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto; and (b) any Subsidiary of an Unrestricted Subsidiary.

          “U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.
          “Voting Stock” of any Person means all classes of Capital Stock or other interests (including partnership interests, and in the case of the Borrower, Voting Trust Certificates) of that Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.
          “Voting Trust Agreement” means the Voting Trust Agreement entered into as of April 15, 1996 by and among Robert D. Haas; Peter E. Haas, Sr.; Peter E. Haas, Jr.; and F. Warren Hellman as the Voting Trustees and the stockholders of the Borrower who are parties thereto.
          “Voting Trust Certificates” means those certificates issued pursuant to the Voting Trust Agreement.
          “Voting Trustees” means the persons entitled to act as voting trustees under the Voting Trust Agreement.
          “Wholly Owned Restricted Subsidiary” means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors’ qualifying shares) is at that time owned, directly or indirectly, by the Borrower and its other Wholly Owned Subsidiaries.
          “Wholly Owned Subsidiary” means, at any time, a Subsidiary all the Voting Stock of which (except directors’ qualifying shares) is at that time owned, directly or indirectly, by the Borrower and its other Wholly Owned Subsidiaries.
          1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
    (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits

and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
     (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
     (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
               1.03 Accounting Terms. Unless the context otherwise requires:
     (a) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (b) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;
     (c) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and
     (d) the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock.
               1.04 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
ARTICLE II
THE COMMITMENTS AND THE BORROWING
               2.01 The Loans. (a) Subject to the terms and conditions set forth herein (including paragraph (b) below), each Lender severally agrees to make a single term loan to the Borrower on the Closing Date in an amount not to exceed such Lender’s Commitment. The Borrowing shall consist of Loans made simultaneously by the Lenders in accordance with their respective Applicable Percentages of the Facility. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed. Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

          (b) It is understood and agreed that each Loan made by a Lender on the Closing Date is to be made net of a discount in the amount of 0.75% of the amount of such Loan, such that each Lender shall be required to fund only 99.25% of the amount of the Loan required to be made by it on the Closing Date. Notwithstanding the foregoing, the “principal amount” of each Loan so made shall, for all purposes of this Agreement and the other Loan Documents, be determined without regard to such discount with the same effect as though 100% of the amount of such Loan had been funded on the Closing Date.
          2.02 The Borrowing, Conversions and Continuations of Loans. (a) The Borrowing, each conversion of Loans from one Type to the other and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 12:00 noon (i) three Business Days prior to the requested date of the conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans; (ii) one Business Day prior to the Closing Date for the Borrowing of Eurodollar Rate Loans; and (iii) on the requested date of the Borrowing of Base Rate Loans; provided that (A) if the Borrower wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 12:00 noon five Business Days prior to the requested date of the Borrowing or such conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them and (B) in the case of a notice of the Borrowing to be made on the Closing Date, any such notice pursuant to clause (iii) above must be received no later than 9:00 a.m. on the Closing Date. In the case of a notice contemplated by clause (A) above, not later than 12:00 noon, four Business Days before the requested date of the Borrowing or such conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. The Borrowing of, each conversion to or continuation of Eurodollar Rate Loans or Base Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting the Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests the Borrowing of, a conversion to, or a continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

          (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of the Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 10:00 a.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the conditions set forth in Section 4.01, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.
          (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.
          (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
          (e) After giving effect to the Borrowing, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than five Interest Periods in effect.
          2.03 Prepayments. (a) Optional. (i) The Borrower shall not be permitted to voluntarily prepay any Loans during the period from the Closing Date to the date that is one year following the Closing Date.
          (ii) Thereafter, the Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (2) on the date of prepayment of Base Rate Loans; and (B) any partial prepayment of Loans of any Type shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a

Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Loans pursuant to this Section 2.03(a) shall be paid to the Lenders in accordance with their respective Applicable Percentages.
          (b) Change of Control. (i) Upon the occurrence of a Change of Control, each Lender shall have the right to require the Borrower to prepay all or any part of such Lender’s Loans pursuant to the offer described below (the “Change of Control Offer”) at 101.0% of the principal amount thereof (the “Change of Control Prepayment Amount”), plus accrued and unpaid interest, if any, to the Change of Control Prepayment Date (as defined below).
          (ii) Within 30 days following any Change of Control, the Borrower shall notify the Administrative Agent (which will promptly notify each Lender) of the Change of Control Offer, which notice shall state: (1) that a Change of Control Offer is being made pursuant to this Section 2.03(b) and that the Borrower will prepay the Loans of all Lenders who timely elect to have their Loans prepaid; (2) the Change of Control Prepayment Amount and the prepayment date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is given (the “Change of Control Prepayment Date”); (3) the circumstances and relevant facts regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and (4) the procedures (which shall be reasonably satisfactory to the Administrative Agent) that Lenders must follow in order to elect to have their Loans (or portions thereof) prepaid and the procedures that Lenders must follow in order to withdraw an election to have their Loans (or portions thereof) prepaid.
          (iii) Lenders electing to have their Loans (or portions thereof) prepaid shall be required to complete the procedures specified in the notice at least three Business Days prior to the Change of Control Prepayment Date. Lenders shall be entitled to withdraw their election if the Administrative Agent or the Borrower receives not later than one Business Day prior to the Change of Control Prepayment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Lender, the principal amount of such Lender’s Loans (or portion thereof) that such Lender elected to have prepaid and a statement that such Lender is withdrawing its election to have such Loans (or portion thereof) prepaid.
          (iv) On or prior to the Change of Control Prepayment Date, the Borrower shall irrevocably deposit with the Administrative Agent in cash an amount equal to the Change of Control Prepayment Amount payable to the Lenders entitled thereto, together with accrued and unpaid interest on the Loans being prepaid to the Change of Control Prepayment Date.
          (v) The Borrower will not be required to make a Change of Control Offer following a Change of Control if, upon the direction of the Borrower, a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Agreement applicable to a Change of Control Offer made by the Borrower and prepays all Loans (or portions thereof) of Lenders who validly elect to have their Loans (or portions thereof) prepaid under such Change of Control Offer.

          (c) Asset Sales. The Borrower shall also make Prepayment Offers as provided in Section 7.04(c).
          2.04 Termination of Commitments. The Aggregate Commitments shall be automatically and permanently reduced to zero on the Closing Date after giving effect to the Borrowing made on the Closing Date.
          2.05 Repayment of Loans. The Borrower shall repay to the Lenders the aggregate principal amount of all Loans outstanding on the Maturity Date.
          2.06 Interest. (a) Subject to the provisions of Section 2.06(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.
          (b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
          (ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
          (iii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
          (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Bankruptcy Law.
          2.07 Fees. The Borrower shall pay to the Lead Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
          2.08 Computation of Interest. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.
          2.09 Evidence of Debt. The Loans made by the Lenders shall be evidenced by one or more accounts or records maintained by each Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
          2.10 Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.
          (b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the Closing Date (or, in the case of the Borrowing of Base Rate Loans, prior to 9:00 a.m. on the Closing Date) that such Lender will not make available to the Administrative Agent such Lender’s share of the Loans to be made on the Closing Date, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of the Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in the Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
          (ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
          A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
          (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
          (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 10.04(c).
          (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
          (f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
          2.11 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:
          (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
          (ii) the provisions of this Section shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).
          The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
          3.01 Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes (including Other Taxes), provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
          (b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
          (c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
          (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes (including Other Taxes) by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
          (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
Without limiting the generality of the foregoing, if the Borrower is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
     (i) duly completed copies of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,
     (ii) duly completed copies of IRS Form W-8ECI,
     (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (A) a certificate to the effect that such Foreign Lender is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (B) duly completed copies of IRS Form W-8BEN, or
     (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.
               (f) Treatment of Certain Refunds. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender if the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.
               3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.
          3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for the Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for Base Rate Loans in the amount specified therein.
          3.04 Increased Costs; Reserves on Eurodollar Rate Loans. (a) Increased Costs Generally. If any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e));
     (ii) subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or
     (iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered.
          (b) Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
          (c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
          (d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).
          (e) Reserves on Eurodollar Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided that the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

               3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
     (a) any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
     (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurodollar Rate Loan on the date or in the amount notified by the Borrower; or
     (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;
including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.
               3.06 Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
               (b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 10.13.

          3.07 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.
ARTICLE IV
CONDITIONS PRECEDENT TO THE BORROWING
          4.01 Conditions to the Borrowing. The obligation of each Lender to make Loans hereunder is subject to satisfaction of the following conditions precedent:
     (a) The Administrative Agent’s receipt of the following, each of which shall be originals, telecopies or electronically transmitted copies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:
     (i) executed counterparts of this Agreement;
     (ii) a Note executed by the Borrower in favor of each Lender requesting a Note;
     (iii) such documents and certifications as the Administrative Agent or its counsel may reasonably require relating to the organization, existence and good standing of the Borrower, the authorization of the Loans and the transactions contemplated hereby and any other legal matters relating to the Borrower or the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent;
     (iv) favorable opinions of (A) the general counsel of the Borrower and (B) Shearman & Sterling LLP, counsel to the Borrower, in each case addressed to the Administrative Agent and each Lender, as to the matters set forth in Exhibits D-1 and D-2, respectively, and such other matters concerning the Borrower and the Loan Documents as the Administrative Agent may reasonably request;
     (v) all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act; and
     (vi) a certificate signed by a Responsible Officer of the Borrower certifying that the conditions specified in Section 4.01(c) has been satisfied.
     (b) The Borrower shall have (i) paid all fees required by the Fee Letter to be paid on or before the Closing Date and (ii) paid or reimbursed all out-of-pocket fees and expenses (including fees, disbursements and other charges of counsel) required by this Agreement to be paid or reimbursed to the extent invoiced.

     (c) All representations and warranties made in Article V shall be true and correct in all material respects as of the Closing Date and no Default shall exist, or would result from the making of the Loans or from the application of the proceeds thereof.
     (d) The Administrative Agent shall have received a Request for Borrowing in accordance with the requirements hereof.
     (e) If the Closing Date occurs on or before the date that is 45 days after the end of the Borrower’s first fiscal quarter of 2007, the Borrower shall have delivered to the Administrative Agent and the Lenders its consolidated financial statements for such fiscal quarter.
     (f) The Existing Bank Credit Facility shall have been amended or waived as necessary to permit the Loans to be made on the terms set forth herein, and the Borrower shall have delivered to the Administrative Agent copies of the documentation in respect of such amendment or waiver.
     (g) The Closing Date shall occur on or before April 4, 2007.
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
               The Borrower represents and warrants to the Administrative Agent and the Lenders that:
               5.01 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. The Borrower has the power and authority to execute, deliver and perform its obligations under each Loan Document and to incur the Obligations. The Borrower has taken all necessary action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery and performance of each Loan Document. Each Loan Document has been duly executed and delivered by the Borrower, and constitutes the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms. The Borrower’s execution, delivery and performance of each Loan Document does not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of the Borrower or any of its Subsidiaries, by reason of the terms of (a) any contract, mortgage, lease, agreement, indenture or instrument to which the Borrower or any of its Subsidiaries is a party or which is binding upon it, (b) any Requirement of Law applicable to the Borrower or any of its Subsidiaries, or (c) the Organization Documents of the Borrower or any of its Subsidiaries, except with respect to any conflict, violation or breach referred to in clause (a)

or (b), to the extent that such conflicts, violations and breaches, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
          5.02 Organization and Qualification. The Borrower (a) is duly incorporated and validly existing in good standing under the laws of the State of Delaware, (b) is qualified to do business and is in good standing in each jurisdiction in which qualification is necessary in order for it to own or lease its property and conduct its business and (c) has all requisite power and authority to conduct its business and to own its property, except in each case to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
          5.03 Subsidiaries. Schedule 5.03 is a correct and complete list of the name and relationship to the Borrower of each and all of the Borrower’s Subsidiaries. Each Subsidiary is (a) duly incorporated or organized and validly existing in good standing under the laws of its state of incorporation or organization set forth on Schedule 5.03, (b) qualified to do business and in good standing in each jurisdiction in which it owns or leases property or conducts its business and (c) has all requisite power and authority to conduct its business and own its property, except in each case to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
          5.04 Financial Statements; No Material Adverse Effect. (a) The Borrower has delivered to the Administrative Agent and the Lenders the audited consolidated balance sheet and related statements of income, cash flows, and stockholders’ deficit and comprehensive income for the Borrower as of November 26, 2006, and for the fiscal year then ended, accompanied by the report thereon of the Borrower’s independent registered public accounting firm. The Borrower has also delivered to the Administrative Agent and the Lenders the unaudited consolidated balance sheets and related statements of income and cash flows for the Borrower as of February 25, 2007, and for the three-month period then ended, if the Closing Date occurs on or after the date that is 45 days after the end of such fiscal quarter. Such financial statements have been prepared in accordance with United States generally accepted accounting principles and present fairly in all material respects the consolidated financial position of the Borrower as of the dates thereof and its consolidated results of operations for the periods then ended.
          (b) Since November 26, 2006, there has been no event or circumstance, individually or in the aggregate, that has had or could be reasonably expected to have a Material Adverse Effect.
          5.05 Tax Shelter Regulations. The Borrower does not intend to treat the Loans and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. If the Borrower so notifies the Administrative Agent, the Borrower acknowledges that one or more of the Lenders may treat the Loans as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

               5.06 Litigation. Except as set forth on Schedule 5.06, there is no pending, or to the best of the Borrower’s knowledge threatened, action, suit, proceeding, or counterclaim by any Person, or to the best of the Borrower’s knowledge, investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to have a Material Adverse Effect.
               5.07 No Violation of Law. Neither the Borrower nor any of its Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.
               5.08 No Default. Neither the Borrower nor any of its Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which the Borrower or such Subsidiary is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.
               5.09 ERISA Compliance. Except as specifically disclosed in Schedule 5.09:
     (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification. The Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.
     (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted in or could reasonably be expected to have a Material Adverse Effect.
     (c) There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted in or could reasonably be expected to have a Material Adverse Effect.
     (d) (i) No ERISA Event has occurred; (ii) no Pension Plan has a Funded Current Liability Percentage of less than 85% as of the most recently completed valuation date; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
     (e) With respect to each retirement plan or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or

Arrangement”) and with respect to each employee benefit plan maintained or contributed to by the Borrower or any Subsidiary of the Borrower that is not subject to United States law (a “Foreign Plan”), each Foreign Plan is in compliance with the applicable Foreign Government Scheme or Arrangement and neither the Borrower nor any of its Subsidiaries has incurred or reasonably expects to incur any liability under any Foreign Government Scheme or Arrangement, which noncompliance or liability could reasonably be expected to have a Material Adverse Effect.
               5.10 Taxes. Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Borrower and its Subsidiaries have filed all Federal and state and other tax returns and reports required to be filed, and have paid all Taxes levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are not overdue by more than 30 days or (b) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate liabilities and allowances have been provided in accordance with United States generally accepted accounting principles.
               5.11 Regulated Entities. None of the Borrower, any Person controlling the Borrower, or any of its Subsidiaries, is an “Investment Company” within the meaning of the Investment Company Act of 1940. The Borrower is not subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code or Law.
               5.12 Use of Proceeds; Margin Regulations. The proceeds of the Loans will be used to finance the 2012 Notes Refinancing. The Borrower is not engaged, nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock.
               5.13 Full Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of the Borrower in connection with the transactions contemplated hereby and the negotiation of this Agreement (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information and pro forma financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.
               5.14 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement or any other Loan Document, other than any filing on Form 8-K with the SEC relating to this Agreement or any other Loan Document and the amendment or waiver referred to in Section 4.01(f).

ARTICLE VI
AFFIRMATIVE COVENANTS
          So long as any Lender shall have any Commitment hereunder or any Loan shall remain outstanding, the Borrower agrees that:
          6.01 Books and Records. The Borrower shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with United States generally accepted accounting principles applied consistently with the consolidated audited financial statements of the Borrower. The Borrower shall, by means of appropriate entries, reflect in such accounts and in all financial statements proper liabilities for all Taxes and proper provision for depreciation of property and bad debts, all in accordance with United States generally accepted accounting principles.
          6.02 SEC Reports; Other Information. (a) Notwithstanding that the Borrower may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Borrower shall file with the SEC and provide the Administrative Agent and the Lenders with annual reports and information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to those Sections, and the information, documents and reports to be so filed and provided at the times specified for the filing of the information, documents and reports under those Sections; provided that (i) the Borrower shall not be so obligated to file the information, documents and reports with the SEC if the SEC does not permit those filings and (ii) the electronic filing with the SEC through the SEC’s Electronic Data Gathering, Analysis, and Retrieval System (or any successor system providing for free public access to such filings) shall satisfy the Borrower’s obligation to provide such information, documents and reports to the Administrative Agent and the Lenders. Delivery of such information, documents and reports to the Administrative Agent is for informational purposes only and the Administrative Agent’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Borrower’s compliance with any of its covenants hereunder (as to which the Administrative Agent is entitled to rely exclusively on Officers’ Certificates).
          (b) The Borrower shall furnish to the Administrative Agent, not less often than annually, a brief certificate from the chief executive officer, chief financial officer or principal accounting officer as to his or her knowledge of the Borrower’s compliance with all covenants under this Agreement. For purposes of this Section, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Agreement.
          The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof (unless it is evident, based on the nature of such Borrowing Materials, that such Borrowing Materials are in fact publicly available); (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”
          6.03 Notice of Defaults. The Borrower shall notify the Administrative Agent (which will promptly notify each Lender) promptly after becoming aware of any Default or Event of Default.
          6.04 Taxes. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, (a) file when due all tax returns and other reports which it is required to file and (b) pay, discharge or otherwise satisfy as the same shall become due and payable, all its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent the failure to pay or discharge the same could not reasonably be expected to have a Material Adverse Effect.
          6.05 Legal Existence and Good Standing. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, maintain its legal existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect.
          6.06 Compliance with Law and Agreements; Maintenance of Licenses. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and all Environmental Laws). The Borrower shall, and shall cause each of its Restricted Subsidiaries to, obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date, except in each case where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
          6.07 Maintenance of Property. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.
          6.08 Insurance. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower) as are customarily carried under similar circumstances by such other Persons.
          6.09 Environmental Laws. The Borrower shall, and shall cause each of its Restricted Subsidiaries to, conduct its business in compliance with all Environmental Laws applicable to it, except to the extent that non-compliance could not reasonably be expected to have a Material Adverse Effect.
          6.10 Compliance with ERISA. The Borrower shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.
ARTICLE VII
NEGATIVE COVENANTS
          Subject to Section 7.10, so long as any Lender shall have any Commitment hereunder or any Loan shall remain outstanding, the Borrower agrees that:
          7.01 Limitation on Indebtedness. The Borrower shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of the Incurrence or be continuing following the Incurrence and either:
(1) the Indebtedness is Indebtedness of the Borrower and after giving effect to the Incurrence of the Indebtedness and the application of the proceeds thereof, the Consolidated Fixed Charges Coverage Ratio would be greater than 2.00 to 1.00, or
(2) the Indebtedness is Permitted Indebtedness.
          “Permitted Indebtedness” means:
     (a) Indebtedness of the Borrower in respect of the Loans;

     (b) Indebtedness of the Borrower or a Restricted Subsidiary Incurred under any Credit Facilities, Incurred by the Borrower or a Restricted Subsidiary pursuant to a Real Estate Financing Transaction, a Sale and Leaseback Transaction, an Equipment Financing Transaction or Debt Issuances, Indebtedness Incurred by the Borrower or a Restricted Subsidiary in respect of Capital Lease Obligations and Purchase Money Indebtedness, or Incurred by a Receivables Entity in a Qualified Receivables Transaction that is not recourse to the Borrower or any other Restricted Subsidiary of the Borrower (except for Standard Securitization Undertakings), provided that the aggregate principal amount of all Indebtedness of this kind at any one time outstanding shall not exceed the greater of:
     (i) $1.6 billion, which amount shall be permanently reduced by the amount of Net Available Cash used to Repay Indebtedness under the Credit Facilities or otherwise Incurred pursuant to this clause (b) pursuant to Section 7.04, and
     (ii) the sum of the amounts equal to:
     (A) 50% of the book value of the inventory of the Borrower and the Restricted Subsidiaries, and
     (B) 85% of the book value of the accounts receivable of the Borrower and the Restricted Subsidiaries, in the case of each of clauses (A) and (B) as of the most recently ended fiscal quarter for which financial statements of the Borrower have been provided to the Lenders;
     (c) Indebtedness of the Borrower owing to and held by any Restricted Subsidiary and Indebtedness of a Restricted Subsidiary owing to and held by the Borrower or any Restricted Subsidiary; provided that (i) any subsequent issue or transfer of Capital Stock or other event that results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of that Indebtedness (except to the Borrower or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of that Indebtedness by the issuer thereof, and (ii) if the Borrower is the obligor on that Indebtedness, the Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations;
     (d) Indebtedness of a Restricted Subsidiary outstanding on the date on which that Restricted Subsidiary was acquired by the Borrower or otherwise became a Restricted Subsidiary (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which that Restricted Subsidiary became a Subsidiary of the Borrower or was otherwise acquired by the Borrower), provided that at the time that Restricted Subsidiary was acquired by the Borrower or otherwise became a Restricted Subsidiary and after giving effect to the Incurrence of that Indebtedness, the Borrower would have been able to Incur $1.00 of additional Indebtedness pursuant to clause (1) of the first paragraph of this Section 7.01;

     (e) Indebtedness under Interest Rate Agreements entered into by the Borrower or a Restricted Subsidiary for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Borrower or that Restricted Subsidiary and not for speculative purposes, provided that the obligations under those agreements are related to payment obligations on Indebtedness otherwise permitted by the terms of this Section 7.01;
     (f) Indebtedness under Currency Exchange Protection Agreements entered into by the Borrower or a Restricted Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Borrower or that Restricted Subsidiary in the ordinary course of business and not for speculative purposes;
     (g) Indebtedness under Commodity Price Protection Agreements entered into by the Borrower or a Restricted Subsidiary in the ordinary course of the financial management of the Borrower or that Restricted Subsidiary and not for speculative purposes;
     (h) Indebtedness in connection with one or more standby letters of credit or performance bonds issued by the Borrower or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;
     (i) Indebtedness arising from agreements of the Borrower or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Capital Stock of a Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Capital Stock; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Borrower or such Restricted Subsidiary in connection with such disposition;
     (j) Indebtedness outstanding on the Closing Date not otherwise described in clauses (a) through (i) above;
     (k) Indebtedness of the Borrower or a Restricted Subsidiary in an aggregate principal amount outstanding at any one time not to exceed $100.0 million; and
     (l) Permitted Refinancing Indebtedness Incurred in respect of Indebtedness Incurred pursuant to clause (1) of the first paragraph of this Section 7.01 and clauses (a), (d) and (j) above.
For purposes of determining compliance with this Section 7.01:
     (A) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Borrower, in its sole discretion, will classify such item of Indebtedness at the time of Incurrence and only be required to include the amount and type of such Indebtedness in one of the above clauses; and

     (B) the Borrower will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above.
               7.02 Limitation on Restricted Payments. The Borrower shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, the proposed Restricted Payment,
     (a) a Default or Event of Default shall have occurred and be continuing,
     (b) the Borrower could not Incur at least $1.00 of additional Indebtedness pursuant to clause (1) of the first paragraph of Section 7.01, or
     (c) the aggregate amount of that Restricted Payment and all other Restricted Payments declared or made since the Measurement Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of:
     (1) 50% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter ended February 27, 2005 to the end of the most recent fiscal quarter ending at least 45 days prior to the date of the Restricted Payment (or if the aggregate amount of Consolidated Net Income for such period shall be a deficit, minus 100% of such deficit), plus
     (2) Capital Stock Sale Proceeds received after the Measurement Date, plus
     (3) the sum of:
     (A) the aggregate net cash proceeds received by the Borrower or any Restricted Subsidiary from the issuance or sale after the Measurement Date of convertible or exchangeable Indebtedness that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Borrower, and
     (B) the aggregate amount by which Indebtedness of the Borrower or any Restricted Subsidiary is reduced on the Borrower’s consolidated balance sheet on or after the Measurement Date upon the conversion or exchange of any Indebtedness issued or sold on or prior to the Measurement Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Borrower,
     (C) excluding, in the case of clause (A) or (B):
     (x) any Indebtedness issued or sold to the Borrower or a Subsidiary of the Borrower or an employee stock ownership plan or trust established by the Borrower or any Subsidiary for the benefit of their employees, and

     (y) the aggregate amount of any cash or other Property distributed by the Borrower or any Restricted Subsidiary upon any such conversion or exchange, plus
     (4) an amount equal to the sum of:
     (D) the net reduction in Investments in any Person other than the Borrower or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property made after the Measurement Date, in each case to the Borrower or any Restricted Subsidiary from that Person, less the cost of the disposition of those Investments, and
     (E) the lesser of the net book value or the Fair Market Value of the Borrower’s equity interest in an Unrestricted Subsidiary at the time the Unrestricted Subsidiary is designated a Restricted Subsidiary (provided that such designation occurs after the Measurement Date);
provided that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Borrower or any Restricted Subsidiary in that Person.
Notwithstanding the foregoing limitation, the Borrower may:
     (a) pay dividends on its Capital Stock within 60 days of the declaration thereof if, on said declaration date, the dividends could have been paid in compliance with this Agreement; provided that at the time of the payment of the dividend, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further that, if declared on or after the Measurement Date, the dividend shall be included in the calculation of the amount of Restricted Payments;
     (b) purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Borrower or Subordinated Obligations on or after the Measurement Date in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Borrower (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Borrower or an employee stock ownership plan or trust established by the Borrower or any Subsidiary for the benefit of their employees); provided that
     (1) the purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments, and
     (2) the Capital Stock Sale Proceeds from the exchange or sale shall be excluded from the calculation pursuant to clause (c)(2) above;

     (c) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations on or after the Measurement Date in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Indebtedness; provided that the purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;
     (d) pay scheduled dividends (not constituting a return on capital) on Disqualified Stock of the Borrower issued pursuant to and in compliance with Section 7.01 on or after the Measurement Date;
     (e) permit a Restricted Subsidiary that is not a Wholly Owned Subsidiary to pay dividends to shareholders of that Restricted Subsidiary on or after the Measurement Date that are not the parent of that Restricted Subsidiary, so long as the Borrower or a Restricted Subsidiary that is the parent of that Restricted Subsidiary receives dividends on a pro rata basis or on a basis that results in the receipt by the Borrower or a Restricted Subsidiary that is the parent of that Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis;
     (f) make cash payments in lieu of fractional shares in connection with the exercise of warrants, options or other securities convertible into Capital Stock of the Borrower; provided that such repurchases shall be excluded in the calculation of the amount of Restricted Payments;
     (g) make repurchases of shares of common stock of the Borrower deemed to occur upon the exercise of options to purchase shares of common stock of the Borrower if such shares of common stock of the Borrower represent a portion of the exercise price of such options; provided that such repurchases shall be excluded in the calculation of the amount of Restricted Payments;
     (h) pay dividends on the common stock of the Borrower following the first Public Equity Offering of the Borrower after the Closing Date in an annual amount not to exceed 6.0% of the net cash proceeds received by the Borrower in such Public Equity Offering; provided that such dividends shall be included in the calculation of the amount of Restricted Payments;
     (i) repurchase shares of, or options to purchase shares of, common stock of the Borrower from current or former officers, directors or employees of the Borrower or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees), pursuant to the terms of agreements (including employment agreements) or plans approved by the Board of Directors under which such individuals acquire shares of such common stock; provided that the aggregate amount of such repurchases shall not exceed $10.0 million; and provided further that such repurchases shall be excluded in the calculation of the amount of Restricted Payments; and
     (j) purchase, defease or otherwise acquire or retire for value any Subordinated Obligations upon a Change of Control of the Borrower or an Asset Sale by the Borrower, to the extent required by any agreement pursuant to which such Subordinated Obligations were issued, but only if the Borrower has previously made the offer to prepay the Loans required under Section 2.03(b) or Section 7.04; provided that such payments shall be included in the calculation of the amount of Restricted Payments.
               7.03 Limitation on Liens. The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Closing Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the Loans will be secured by that Lien equally and ratably with (or prior to) all other Indebtedness of the Borrower or any Restricted Subsidiary secured by that Lien.
               7.04 Limitation on Asset Sales. (a) The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:
     (i) the Borrower or the Restricted Subsidiary receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;
     (ii) at least 75% of the consideration paid to the Borrower or the Restricted Subsidiary in connection with such Asset Sale is in the form of cash or cash equivalents or the assumption by the purchaser of liabilities of the Borrower or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Loans) as a result of which the Borrower and the Restricted Subsidiaries are no longer obligated with respect to such liabilities; and
     (iii) the Borrower delivers an Officers’ Certificate to the Administrative Agent certifying that such Asset Sale complies with the foregoing clauses (i) and (ii).
     For the purposes of this Section 7.04:
     (1) in the case of a transaction involving a sale of any distribution center by the Borrower or a Restricted Subsidiary and the establishment of an outsourcing arrangement in which the purchaser assumes distribution responsibilities on behalf of the Borrower or the Restricted Subsidiary, any credits or other consideration the purchaser grants to the Borrower or the Restricted Subsidiary as part of the purchase price of the distribution center, which credits or other consideration effectively offset future payments due from the Borrower or the Restricted Subsidiary to the purchaser as part of the outsourcing arrangement, will be considered to be cash equivalents;
     (2) securities or other assets received by the Borrower or any Restricted Subsidiary from the transferee that are converted by the Borrower or such Restricted Subsidiary into cash within 90 days shall be considered to be cash to the extent of the cash received in that conversion;
     (3) any cash consideration paid to the Borrower or the Restricted Subsidiary in connection with the Asset Sale that is held in escrow or on deposit to support indemnification, adjustment of purchase price or similar obligations in respect of such Asset Sale shall be considered to be cash; and
     (4) the requirement that at least 75% of the consideration paid to the Borrower or the Restricted Subsidiary in connection with the Asset Sale be in the form of cash or cash equivalents shall also be considered satisfied if the cash received constitutes at least 75% of the consideration received by the Borrower or the Restricted Subsidiary in connection with such Asset Sale, determined on an after-tax basis.
               (b) The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Borrower or a Restricted Subsidiary, to the extent the Borrower or such Restricted Subsidiary elects (or is required by the terms of any Indebtedness):
     (i) to Repay Indebtedness of the Borrower (excluding, in any such case, any Indebtedness that (A) constitutes a Subordinated Obligation or (B) is owed to the Borrower or an Affiliate of the Borrower); or
     (ii) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Borrower or another Restricted Subsidiary), provided that the Net Available Cash (or any portion thereof) from Asset Sales from the Borrower to any Subsidiary must be reinvested in Additional Assets of the Borrower.
          (c) Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragraph within 360 days from the date of the receipt of such Net Available Cash or that the Borrower earlier elects to so designate shall constitute “Excess Proceeds”.
          When the aggregate amount of Excess Proceeds not previously subject to a Prepayment Offer (as defined below) exceeds $10.0 million (taking into account income earned on those Excess Proceeds, if any), the Borrower will be required to make an offer to prepay (the “Prepayment Offer”) the Loans (or portions thereof), which offer shall be in the amount of the Allocable Excess Proceeds, on a pro rata basis according to principal amount, at an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Prepayment Date (as defined below), in accordance with the procedures set forth in this Agreement. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all Lenders have been given the opportunity to have their Loans (or portions thereof) prepaid in accordance with this Agreement, the Borrower or such Restricted Subsidiary may use the remaining amount for any purpose permitted by this Agreement and the amount of Excess Proceeds will be reset to zero.
          The term “Allocable Excess Proceeds” will mean the product of:
          (a) the Excess Proceeds, and
          (b) a fraction,
     (1) the numerator of which is the aggregate principal amount of the Loans outstanding on the date of the Prepayment Offer, and

     (2) the denominator of which is the sum of the aggregate principal amount of the Loans outstanding on the date of the Prepayment Offer and the aggregate principal amount of other Indebtedness of the Borrower outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the Loans and subject to terms and conditions in respect of Asset Sales similar in all material respects to the covenant described hereunder and requiring the Borrower to make an offer to prepay such Indebtedness at substantially the same time as the Prepayment Offer.
          (d) (i) Within 30 days after the Borrower is obligated to make a Prepayment Offer as described in the preceding paragraph, the Borrower shall notify the Administrative Agent (which will promptly notify each Lender) of the Prepayment Offer, which notice shall state: (1) that a Prepayment Offer is being made pursuant to this Section 7.04 and that the Borrower will prepay the Loans of all Lenders who timely elect to have their Loans prepaid; (2) the amount of Allocable Excess Proceeds and the prepayment date, which shall be, subject to any contrary requirements of applicable law, a Business Day no earlier than 30 days nor later than 60 days from the date such notice is given (the “Prepayment Date”); (3) the circumstances and relevant facts regarding the relevant Asset Sale; and (4) the procedures (which shall be reasonably satisfactory to the Administrative Agent) that Lenders must follow in order to elect to have their Loans (or portions thereof) prepaid and the procedures that Lenders must follow in order to withdraw an election to have their Loans (or portions thereof) prepaid.
          (ii) Lenders electing to have their Loans (or portions thereof) prepaid shall be required to complete the procedures specified in the notice at least three Business Days prior to the Prepayment Date. Lenders shall be entitled to withdraw their election if the Administrative Agent or the Borrower receives not later than one Business Day prior to the Prepayment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Lender, the principal amount of such Lender’s Loans (or portion thereof) that such Lender elected to have prepaid and a statement that such Lender is withdrawing its election to have such Loans (or portion thereof) prepaid.
          (iii) On or prior to the Prepayment Date, the Borrower shall irrevocably deposit with the Administrative Agent in cash an amount equal to the Allocable Excess Proceeds payable to the Lenders entitled thereto as provided in clause (ii) above, together with accrued and unpaid interest on the Loans being prepaid to the Prepayment Date.
          (iv) The Borrower will not be required to make a Prepayment Offer following an Asset Sale that would require the Borrower to make a Prepayment Offer pursuant to this Section 7.04 if, upon the direction of the Borrower, a third party makes the Prepayment Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Agreement applicable to a Prepayment Offer made by the Borrower and prepays all Loans (or portions thereof) of Lenders who validly elect to have their Loans (or portions thereof) prepaid under such Prepayment Offer.
          7.05 Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly,

create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:
     (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Indebtedness or other obligation owed, to the Borrower or any other Restricted Subsidiary,
     (b) make any loans or advances to the Borrower or any other Restricted Subsidiary, or
     (c) transfer any of its Property to the Borrower or any other Restricted Subsidiary.
               The foregoing limitations will not apply:
     (1) with respect to clauses (a), (b) and (c), to restrictions:
     (A) in effect on the Closing Date,
     (B) relating to Indebtedness of a Restricted Subsidiary and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which that Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Borrower,
     (C) that result from the Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1)(A) or (B) above or in clause (2)(A) or (B) below, provided that restriction is no less favorable to the Lenders than those under the agreement evidencing the Indebtedness so Refinanced,
     (D) resulting from the Incurrence of any Permitted Indebtedness described in clause (b) of the second paragraph of Section 7.01, provided that the restriction is no less favorable to the Lenders than the restrictions of the same type contained in this Agreement, or
     (E) constituting Standard Securitization Undertakings relating solely to, and restricting only the rights of, a Receivables Entity in connection with a Qualified Receivables Transaction, and
     (2) with respect to clause (c) only, to restrictions:
     (A) relating to Indebtedness that is permitted to be Incurred and secured without also securing the Loans pursuant to Sections 7.01 and 7.03 that limit the right of the debtor to dispose of the Property securing that Indebtedness,

     (B) encumbering Property at the time the Property was acquired by the Borrower or any Restricted Subsidiary, so long as the restriction relates solely to the Property so acquired and was not created in connection with or in anticipation of the acquisition,
     (C) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements (including, without limitation, intellectual property licenses entered into in the ordinary course of business) that restrict assignment of the agreements or rights thereunder, or
     (D) which are customary restrictions contained in asset sale agreements limiting the transfer of Property pending the closing of the sale.
               7.06 Limitation on Transactions with Affiliates. The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Borrower (an “Affiliate Transaction”), unless:
     (a) the terms of such Affiliate Transaction are:
     (1) set forth in writing, and
     (2) no less favorable to the Borrower or that Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Borrower, and
     (b) if the Affiliate Transaction involves aggregate payments or value in excess of $10.0 million, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves the Affiliate Transaction and, in its good faith judgment, believes that the Affiliate Transaction complies with clauses (a)(1) and (2) of this paragraph as evidenced by a Board Resolution promptly delivered to the Administrative Agent.
               Notwithstanding the foregoing limitation, the Borrower or any Restricted Subsidiary may enter into or suffer to exist the following:
     (a) any transaction or series of transactions between the Borrower and one or more Restricted Subsidiaries or between two or more Restricted Subsidiaries in the ordinary course of business, provided that no more than 5% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of the Borrower (other than a Restricted Subsidiary);
     (b) any Restricted Payment permitted to be made pursuant to Section 7.02 or any Permitted Investment;

     (c) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Borrower or any of the Restricted Subsidiaries, so long as, in the case of executive officers and directors, the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for the compensation to be fair consideration therefor;
     (d) loans and advances to employees made in the ordinary course of business in compliance with applicable laws and consistent with the past practices of the Borrower or that Restricted Subsidiary, as the case may be, provided that those loans and advances do not exceed $10.0 million in the aggregate at any one time outstanding;
     (e) any transaction effected as part of a Qualified Receivables Transaction or any transaction involving the transfer of accounts receivable of the type specified in the definition of “Credit Facility” and permitted under clause (b) of the second paragraph of Section 7.01;
     (f) the Existing Policies or any transaction contemplated thereby; and
     (g) any sale of shares of Capital Stock (other than Disqualified Stock) of the Borrower.
               7.07 Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors may designate any Subsidiary of the Borrower to be an Unrestricted Subsidiary if:
     (a) the Subsidiary to be so designated does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any Property of, the Borrower or any other Restricted Subsidiary, and
     (b) any of the following:
     (1) the Subsidiary to be so designated has total assets of $1,000 or less,
     (2) if the Subsidiary has consolidated assets greater than $1,000, then the designation would be permitted under Section 7.02, or
     (3) the designation is effective immediately upon the entity becoming a Subsidiary of the Borrower.
Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Borrower will be classified as a Restricted Subsidiary; provided that the Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the second immediately following paragraph will not be satisfied after giving pro forma effect to the classification or if the Person is a Subsidiary of an Unrestricted Subsidiary.
               Except as provided in the first sentence of the preceding paragraph, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary. In addition, neither the Borrower nor any Restricted Subsidiary shall at any time be directly or indirectly liable for any Indebtedness that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Indebtedness, Lien or other obligation of any Unrestricted Subsidiary in existence and classified as an Unrestricted Subsidiary at the time the Borrower or the Restricted Subsidiary is liable for that Indebtedness (including any right to take enforcement action against that Unrestricted Subsidiary).
          The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to the designation,
     (x) the Borrower could Incur at least $1.00 of additional Indebtedness pursuant to clause (1) of the first paragraph of Section 7.01, and
     (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.
          Any designation or redesignation of this kind by the Board of Directors will be evidenced to the Administrative Agent by filing with the Administrative Agent a Board Resolution giving effect to the designation or redesignation and an Officers’ Certificate that:
     (a) certifies that the designation or redesignation complies with the foregoing provisions, and
     (b) gives the effective date of the designation or redesignation, and the filing with the Administrative Agent to occur within 45 days after the end of the fiscal quarter of the Borrower in which the designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of the Borrower’s fiscal year, within 90 days after the end of that fiscal year).
          7.08 Limitation on Sale and Leaseback Transactions. The Borrower shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Property unless:
     (a) the Borrower or that Restricted Subsidiary would be entitled to:
     (1) Incur Indebtedness in an amount equal to the Attributable Indebtedness with respect to that Sale and Leaseback Transaction pursuant to Section 7.01, and
     (2) create a Lien on the Property securing that Attributable Indebtedness without also securing the Loans pursuant to Section 7.03, and
     (b) the Sale and Leaseback Transaction is effected in compliance with Section 7.04.
          7.09 Mergers, Consolidation and Sale of Property. The Borrower shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a

Wholly Owned Restricted Subsidiary into the Borrower) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:
     (a) the Borrower shall be the surviving Person (the “Surviving Person”) or the Surviving Person (if other than the Borrower) formed by that merger, consolidation or amalgamation or to which that sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;
     (b) the Surviving Person (if other than the Borrower) expressly assumes, by an assumption agreement in form satisfactory to the Administrative Agent, executed and delivered to the Administrative Agent by that Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all Loans, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Agreement to be performed by the Borrower;
     (c) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Borrower, that Property shall have been transferred as an entirety or virtually as an entirety to one Person;
     (d) immediately before and after giving effect to that transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (d) and clause (e) below, any Indebtedness that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of that transaction or series of transactions as having been Incurred by the Surviving Person or the Restricted Subsidiary at the time of that transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;
     (e) immediately after giving effect to that transaction or series of transactions on a pro forma basis, the Borrower or the Surviving Person, as the case may be, would be able to Incur at least $1.00 of additional Indebtedness under clause (1) of the first paragraph of Section 7.01, provided that this clause (e) shall not be applicable to the Borrower merging, consolidating or amalgamating with or into an Affiliate incorporated solely for the purpose of reincorporating the Borrower in another State of the United States so long as the amount of Indebtedness of the Borrower and the Restricted Subsidiaries is not increased thereby;
     (f) the Borrower shall deliver, or cause to be delivered, to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, an Officers’ Certificate and an Opinion of Counsel, each stating that the transaction and the assumption agreement, if any, in respect thereto comply with this Section and that all conditions precedent herein provided for relating to the transaction have been satisfied; and
     (g) the Borrower shall have delivered to the Administrative Agent an Opinion of Counsel to the effect that the Lenders will not recognize income, gain or loss for

Federal income tax purposes as a result of the transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that transaction had not occurred.
          The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Borrower under this Agreement, but the predecessor Borrower in the case of:
     (a) a sale, transfer, assignment, conveyance or other disposition (unless that sale, transfer, assignment, conveyance or other disposition is of all the assets of the Borrower as an entirety or virtually as an entirety), or
     (b) a lease,
shall not be released from any obligation to pay the principal of, premium, if any, and interest on, the Loans.
               7.10 Covenant Suspension. During any period of time that:
     (a) the Loans have Investment Grade Ratings from both Rating Agencies, and
     (b) no Default or Event of Default has occurred and is continuing under this Agreement, the Borrower and the Restricted Subsidiaries will not be subject to the following Sections of this Agreement: Sections 7.01, 7.02, 7.04, 7.05, clause (x) of the third paragraph (and as referred to in the first paragraph) of Section 7.07, and clause (e) of Section 7.09 (collectively, the “Suspended Covenants”). In the event that the Borrower and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, one or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Loans below the required Investment Grade Rating or a Default or Event of Default occurs and is continuing, then the Borrower and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants for all periods after that withdrawal, downgrade, Default or Event of Default and, furthermore, compliance with the provisions of Section 7.02 with respect to Restricted Payments made after the time of the withdrawal, downgrade, Default or Event of Default will be calculated in accordance with the terms of that covenant as though that covenant had been in effect during the entire period of time from the Measurement Date, provided that there will not be deemed to have occurred a Default or Event of Default with respect to that covenant during the time that the Borrower and the Restricted Subsidiaries were not subject to the Suspended Covenants (or after that time based solely on events that occurred during that time).

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
               8.01 Events of Default. Any of the following shall constitute an Event of Default:
     (a) the Borrower defaults in any payment of interest on any Loan when the same becomes due and payable, and such default continues for a period of 30 days;
     (b) the Borrower defaults in the payment of the principal of, or premium, if any, on any Loan when the same becomes due and payable, upon acceleration, prepayment or otherwise;
     (c) the Borrower fails to comply with Section 7.09;
     (d) the Borrower fails to comply with any covenant or agreement in any Loan Documents (other than a failure that is the subject of the foregoing clause (a), (b) or (c)) and such failure continues for 30 days after written notice is given to the Borrower as specified below;
     (e) a default under any Indebtedness by the Borrower or any Restricted Subsidiary that results in acceleration of the maturity of that Indebtedness, or failure to pay any Indebtedness at maturity, in an aggregate amount greater than $25.0 million or its foreign currency equivalent at the time;
     (f) the Borrower or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
     (i) commences a voluntary case;
     (ii) consents to the entry of an order for relief against it in an involuntary case;
     (iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or
     (iv) makes a general assignment for the benefit of its creditors;
or takes any comparable action under any foreign laws relating to insolvency;
     (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (i) is for relief against the Borrower or any Significant Subsidiary in an involuntary case;
     (ii) appoints a Custodian of the Borrower or any Significant Subsidiary or for any substantial part of its property;

     (iii) orders the winding up or liquidation of the Borrower or any Significant Subsidiary; or
     (iv) grants any similar relief under any foreign laws;
and in each such case the order or decree remains unstayed and in effect for 30 days; or
     (h) any judgment or judgments for the payment of money in an aggregate amount in excess of $25.0 million (or its foreign currency equivalent at the time) that shall be rendered against the Borrower or any Restricted Subsidiary and that shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect.
          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
          The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, Administrative Agent, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
          A Default under clause (d) is not an Event of Default until the Administrative Agent or the Lenders holding at least 25% of the Facility notify the Borrower (and in the case of such notice by the Lenders, the Administrative Agent) of the Default and the Borrower does not cure that Default within the time specified after receipt of such notice. The notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.
          8.02 Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
     (a) declare the Commitment of each Lender to be terminated, whereupon such Commitments shall be terminated;
     (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and
     (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;
provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding

Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender.
               8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
     Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and fees and time charges for attorneys who may be employees of any Lender) and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;
     Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
     Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and
     Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Law.
ARTICLE IX
ADMINISTRATIVE AGENT
               9.01 Appointment and Authority. (a) Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.
               9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.

Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
          9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
     (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
     (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and
     (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
          The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.
          The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
          9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as Administrative Agent.
          9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
          9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Syndication Agent, any Lead Arranger or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Syndication Agent, any Lead Arranger or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
          9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Lead Arrangers or the Syndication Agent shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.
          9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Bankruptcy Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise
     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.07 and 10.04) allowed in such judicial proceeding; and
     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.07 and 10.04.
          Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
ARTICLE X
MISCELLANEOUS
          10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:
     (a) waive any condition set forth in Section 4.01 (other than conditions relating to the payment of fees and expenses of the Administrative Agent) without the written consent of each Lender;
     (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
     (c) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment;
     (d) reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount;
     (e) change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
     (f) change any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;
     (g) reduce the amount payable upon the prepayment of any Loan under Section 2.03(b) or Section 7.04 or, at any time after an Asset Sale that would require the Borrower to make a Prepayment Offer pursuant to Section 7.04 or a Change of Control has occurred, change the time at which any Change of Control Offer or Prepayment Offer must be made or at which the Loans must be prepaid pursuant to such Change of Control Offer or Prepayment Offer without the written consent of each Lender;
     (h) release any security interest that may have been granted in favor of the Lenders other than pursuant to the terms of the agreement granting that security interest without the written consent of each Lender; or
     (i) subordinate the Loans to any other obligation of the Borrower without the written consent of each Lender;
and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.
     If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrower may replace such non-consenting Lender in accordance with Section 10.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).
          10.02 Notices; Effectiveness; Electronic Communications. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
     (i) if to the Borrower or the Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
     (ii) if to any Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

          (b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
          Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
          (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties or any Lead Arranger or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s or any Lead Arranger’s transmission of the Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
          (d) Change of Address, Etc. Each of the Borrower and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
     (e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
     10.03 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
     10.04 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Lead Arrangers and their respective Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent and the Lead Arrangers), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Lead Arrangers or any Lender (including the reasonable and documented fees, charges and disbursements of any counsel for the Administrative Agent, the Lead Arrangers or any Lender), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, the Lead Arrangers or any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
      (b) Indemnification by the Borrower. (i) The Borrower agrees to defend, indemnify and hold the Administrative Agent, the Syndication Agent, the Lead Arrangers, their respective Affiliates and the officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of the Administrative Agent, the Syndication Agent, the Lead Arrangers and such Affiliates, and each Lender and each of its respective officers, directors, employees, counsel, representatives, agents and attorneys-in-fact (each, an “Indemnitee”), harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Administrative Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that the Borrower shall not have any obligation hereunder to any Indemnitee with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnitee. The agreements in this Section shall survive payment of all other Obligations.
          (ii) The Borrower agrees to indemnify, defend and hold harmless the Administrative Agent, the Syndication Agent, the Lead Arrangers and the Lenders from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to any Borrower’s operations, business or property. This indemnity will apply whether the hazardous substance is on, under or about any Borrower’s property or operations or property leased to any Borrower. The indemnity includes but is not limited to Attorney Costs. The indemnity extends to the Administrative Agent, the Syndication Agent, the Lead Arrangers and the Lenders, their parents, affiliates, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns.
          “Hazardous Substances” means any substance, material or waste that is or becomes designated or regulated as “toxic,” “hazardous,” “pollutant,” or “contaminant” or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including petroleum or natural gas. This indemnity will survive repayment of all other Obligations.
          (c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-

agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.10(d).
          (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby or any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
          (e) Payments. All amounts due under this Section shall be payable not later than 10 Business Days after demand therefor.
          (f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
          10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Bankruptcy Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
          10.06 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b) or (ii) by way of participation in accordance with the provisions of Section 10.06(d), (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
          (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
          (i) Minimum Amounts.
     (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment or the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
     (B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
          (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;
          (iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition: (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund.

          (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount, if any, required as set forth in Schedule 10.06; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
          (v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.
          (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(d).
          (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
          (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.11 as though it were a Lender.
          (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.
          (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
          (g) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

          10.07 Treatment of Certain Information; Confidentiality. (a) The Borrower hereby consents that the Administrative Agent, the Syndication Agent, the Lead Arrangers and each Lender may issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the Borrower and a general description of the Borrower’s business and may use the Borrower’s name in advertising and other promotional material.
          (b) Each Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as “confidential” or “secret” by the Borrower and provided to the Administrative Agent, the Syndication Agent, the Lead Arrangers or such Lender by or on behalf of the Borrower, under this Agreement or any other Loan Document (“Information”), except to the extent that such Information (i) was or becomes generally available to the public other than as a result of disclosure by the Administrative Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than the Borrower, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Administrative Agent or such Lender; provided that the Administrative Agent, the Syndication Agent, the Lead Arrangers and any Lender may disclose such Information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Administrative Agent, the Syndication Agent, the Lead Arrangers or such Lender or any of its Affiliates are subject or in connection with an examination of the Administrative Agent, the Syndication Agent, the Lead Arrangers or such Lender or any of its Affiliates by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable Requirement of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Administrative Agent, the Syndication Agent, the Lead Arrangers, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Administrative Agent’s, the Syndication Agent’s, the Lead Arrangers’ or such Lender’s independent auditors, accountants, attorneys and other professional advisors, and then in each case only on a confidential basis; (7) to any prospective Participant or assignee under any Assignment and Assumption or any derivatives contract counterparty, actual or potential, or their advisors provided that such prospective Participant, assignee or derivatives contract counterparty agrees to keep such Information confidential to the same extent required of the Administrative Agent and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower is party with the Administrative Agent, the Syndication Agent, the Lead Arrangers or such Lender; and (9) to its Related Parties, and then in each case only on a confidential basis.
          (c) Notwithstanding anything herein to the contrary, this Agreement is intended to provide express authorization to the Administrative Agent, the Syndication Agent, the Lead Arrangers, each Lender, each Borrower and each of their respective Affiliates (and each of their respective employees, representatives, or other agents) to disclose to any and all Persons, without limitation of any kind, the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to any such Person relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transactions contemplated hereby as well as other information, this authorization shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans and transactions contemplated hereby.
          10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
          10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
          10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of the Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
          10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          10.13 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
     (a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);
     (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
     (c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and
     (d) such assignment does not conflict with applicable Laws.

          A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
          10.14 Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          (b) SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
          (c) WAIVER OF VENUE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
          (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW
          10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE

LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
          10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lead Arrangers are arm’s-length commercial transactions between the Borrower and its respective Affiliates, on the one hand, and the Administrative Agent and the Lead Arrangers, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and the Lead Arrangers each is and has been acting solely as a principal and has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor any of the Lead Arrangers has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Administrative Agent and the Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor the Lead Arrangers has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and each Lead Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
          10.17 USA PATRIOT Act Notice. Each Lender that is subject to the Patriot Act (as hereinafter defined), each Lead Arranger, the Syndication Agent and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender, each Lead Arranger, the Syndication Agent or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

LEVI STRAUSS & CO.

By:
Name:
Title:

S-1

BANK OF AMERICA, N.A., as
Administrative Agent

By:
Name:
Title:

S-2

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

S-3